Exhibit 10.1

Orlando Water Service Agreement

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (the "Agreement"), dated the 28th day of January, 2011 (the "Effective Date"), is between THE ORLANDO RESERVOIR NO. 2 COMPANY, LLC, a Colorado limited liability company (referred to hereinafter as "Orlando"), MARKSHEFFEL WOODMEN INVESTMENTS, LLC, a Colorado limited liability company (referred to hereinafter as "MWI"), TWO RIVERS WATER COMPANY, a Colorado corporation (referred to hereinafter as "Two Rivers"), and TRW ORLANDO WATER ASSET, LLC, a Colorado limited liability company ("TRW"). Orlando, MWI, Two Rivers, and TRW are individually referred to hereinafter as a "Party" and collectively as the "Parties."

Recitals

A.

Two Rivers and TRW are in the business of acquiring, developing, managing and administering water rights and water resources for agricultural, energy, and future municipal uses.

B.

Orlando and MWI, through affiliate companies and parties, collectively own or control approximately 7,000 acres of real property in Huerfano County, Colorado, which is more particularly described on Exhibit  A attached hereto and incorporated herein by this reference  (the "Land").

C.

The Land is in close proximity to Orlando Reservoir No. 2. and Orlando, which is affiliated with MWI, plans to utilize water from Orlando Reservoir No. 2 in support of MWI's planned development of the Land.

D.

Orlando owns and is contemporaneously herewith closing on the sale to Two Rivers of Orlando Reservoir No. 2 and a number of water rights (the  "Water  Rights") a described in and pursuant to that certain Purchase Agreement dated September 22, 20IO between Two Rivers and Orlando (the "Purchase Agreement"). The Water Rights are described on Exhibit B attached to this Agreement.

E.

Pursuant to the terms of the Purchase Agreement, Two Rivers, TRW, and Orlando are entering into this Service Agreement to document the Parties' agreement regarding future water service to be provided to MWI's Future Development (as defined below), administration of the Water Rights, and a Recreational Use Easement in favor of the Future Development, the terms of which are being agreed upon contemporaneously herewith. A copy of the Recreational Use Easement which is being concurrently executed with the Purchase Agreement closing is attached hereto as Exhibit C.

Agreement

In consideration of the foregoing Recitals, which are incorporated herein, the closing pursuant to the Purchase Agreement, the mutual covenants of the Parties contained herein, and other good and valuable consideration, the adequacy of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.)  Commitment to Provide Water Service for Future Development. As noted above, Two Rivers and TRW are in the business of acquiring, developing, managing and administering water rights and water resources for agricultural, energy, and future municipal uses. TRW, as assignee of Two Rivers, is acquiring the Water Rights to use those Water Rights initially for agricultural purposes, but with the commitment to MWI, as more particularly set forth below, to convert them to municipal water rights to be used to support MWI's development of the Land. MWI, directly or through its assigns, intends in the future to subdivide and develop the Land for uses  which  include,   but  are  not  limited  to,  a  mixed  commercial,   industrial,   residential, recreational  and  other  mixed  use development  (the "Future Development").  Subject to the time frame set forth below, upon written notice from MWI to TRW that the Future Development will need water service (a "Water Service Request"), TRW agrees to use all commercially reasonable efforts to finalize the provision of potable water for municipal water supplies and service to the Future Development from the Water Rights transferred to TRW pursuant to the Purchase Agreement, which is currently estimated to provide in excess of 5,000 single family equivalent  ("SFE")  water  service taps ("Taps").  The term SFE is not intended to limit the application of the Water Rights for the benefit of only single family homes, but is used as an engineering term of measurement which is customarily used in the industry. TRW shall reserve for the benefit of MWI the annual consumptive use water associated with the Water Rights, as finally determined by the Water Court, which amount is estimated to be sufficient to supply water to MWI for approximately 5,000 SFEs. Subject to its rights under Paragraph 2(c) below, TRW shall not commit to provide any other water, or to serve any other use, with water from the Water Rights (other than for irrigation as provided in paragraphs 8 and 9 herein), unless and until this reservation and obligation to MWE is completely satisfied. In addition, TRW's long-term plans include efforts to acquire additional water rights within this area which would in significant part be stored in the Orlando Reservoir No. 2 and could augment TR.W's ability to provide water service to the Future Development.  However, TRW's obligations hereunder are limited to providing water to the Future Development (following the Water Service Request as set forth above) as may be produced from the Water Rights with competent and prudent water resource management.  The Parties acknowledge  that  TRW  and Two Rivers are not guarantying the amount of water that may be available to the Future Development in the future from the Water Rights as how much water is ultimately provided from the Water Rights is subject to a number of factors, including, but not limited to, governmental  approvals  and  climatic changes.  TRW  and Two Rivers are, however, promising to use competence and to prudently manage the  water  resources and use all  commercially  reasonable  efforts to maximize  the  number of Taps that can  be obtained  from the Water Rights.

2.)  New Service Request Processing.

A.

General. MWI shall not be entitled to deliver a Water Service Request to TRW prior to the date that is three (3) years from the Effective Date of this Agreement unless expressly agreed to in writing by TRW. When MWI anticipates that it will commence development, MWI will deliver a Water Service Request to TRW. The Parties understand that the Future Development will likely be constructed in phases and that MWI will provide multiple Water Service Requests to TRW which correlate with the phases of the Future Development. With each Water Service Request, MWI will notify TRW of its anticipated build out for that particular phase (total number of SFE's), anticipated build out schedule for that phase and, therefore, the number of Taps anticipated to be needed for that phase. With its first Water Service Request, MWI will also notify TRW of its then current estimate of the total build out of the Future Development and the maximum number of Taps that are projected to be needed, understanding that this number will be subject to change based on future planning and the results of entitlement efforts.

B.

Processing of Water Service Requests.  Upon receiving a Water Service Request, TRW, at its expense and with the assistance of Two Rivers, will commence and diligently pursue thereafter efforts to obtain needed approvals to convert that portion of the Water Rights from agricultural to municipal water as is necessary to satisfy the Water Service Request to support that particular phase of the Future Development, and TRW, with the assistance of Two Rivers, shall use its best efforts to process those applications quickly and successfully to completion. MWI shall cooperate with TRW and Two Rivers as needed in the application process, but MWI shall not be responsible for any costs incurred by TRW in those efforts but MWI shall not be responsible for any costs incurred by TRW in those efforts. Additionally, TRW, with the assistance of Two Rivers, will also promptly commence the design, engineering and permitting of a water treatment plant and water distribution system sized to serve the Future Development, and construct those facilities in appropriate phases as soon as reasonably possible. MWI and TRW will at least quarterly update each other as to the progress of their respective projects and obligations during the land entitlement, water rights adjudication proceedings, and design, permitting and construction of the water treatment plant and distribution systems. The Parties acknowledge that both the land entitlement application process with Huerfano County for the Future Development and the adjudication process of converting the Water Rights from agricultural to municipal water rights to serve the Future Development will take a number of months and may be delayed beyond the control of the Parties, but that the Parties agree to pursue those efforts, to the best of each Party's ability, concurrently and diligently once MWI has issued a Water Service Request.

C.

TRW's Right to Terminate. MWI may, in its discretion (but subject to the three- year waiting period), select the time to deliver the various Water Service Requests, provided, however, that if MWI has not submitted its first Water Service Request to TRW within ten (I 0) years from the Effective Date of this Agreement, then MWI's rights hereunder may be terminated in accordance with the following procedures: If MWI has not issued its first Water Service Request to TRW within ten (I 0) years from the Effective Date of this Agreement, and if TRW desires to terminate its future water service obligations to MWI here under, then TRW shall give MWI written notice of TRW's desire to terminate its future water service obligations to MWI hereunder (an "Intent to Terminate Notice"), in which case MWI shall  have the right, within one (1) year of receipt of that Intent to Terminate Notice, within which to issue to TRW either (a) a Water Service Request (as hereinafter defined) or (b) an Extension Notice (as hereinafter defined).  A "Water Service Request" from MWI shall be deemed a commitment from MWI that it is proceeding forward with entitlement work for its Future Development and will be in need of municipal water service in the future and that TRW is expected to commence the necessary water service applications and planning for the water distribution facilities needed to serve the Future Development as provided for herein.  In the event MWI timely provides a Water Service Request to TRW after receipt of such Intent to Terminate Notice, then the water service obligations of TRW hereunder shall continue in full force and effect as if no Intent to Terminate Notice was issued provided, however, that MWI, with its Water Service Request notice to TRW, includes payment of the Water Resource Fee (as defined below) for at least 50 SFE Taps and notifies TRW that MWI is requesting service and committing thereafter  to purchase at least 50 SFE Taps per year until the Future Development is fully serviced with municipal water.  If  MWI  merely  desires  to  extend  its  rights  and  TRW's  water service obligations under this Agreement, then MWI may issue an Extension Notice, accompanied by payment equal to the Water Resource Fee for 50 SFE Taps, which shall mean that MWI is merely extending TRW's obligations under this Agreement for an additional year, and with the understanding that TRW's will be entitled to terminate this Agreement one year from the date of MWI's Extension Notice unless MWI again pays an extension fee in the amount of the Water Resource Fee for an additional 50 SFE Taps that next year, and with annual extensions  continuing  thereafter  until  MWI  either  issues  a  Service  Request  or  fails to extend.  It is understood and agreed between the Parties that if MWI issues a Service Request, its payments shall be deemed prepayment for Taps, and that MWI may purchase those Taps and hold them in escrow until MWI has a customer to utilize those Taps that were purchased by MWI pursuant to this provision. If MWI does not issue either a Water  Service  Request  or  an  Extension  Notice within that one (I) year period from the date of the Intent to Terminate Notice, or fails to pay the Water Resource Fee for at least fifty (50) SFE Taps  per  year  pursuant  to  the  foregoing  provisions, then TRW shall be entitled to terminate its future water service obligations to MWI hereunder  by written  notice to MWI so terminating  this Agreement.

D.

Self Help. If TRW fails to honor a Water Service Request from MWI which is issued after the initial three (3) year waiting period and does not cure that breach within the notice and cure period under Paragraphs 13 and 14 of this Agreement, then MWI, in addition to any other remedies provided for herein or at law, shall be entitled to self-help to design, plan and construct water treatment and water distribution facilities to serve the  Future  Development and/or contract with other third parties to provide water service and those facilities.

3.)  Costs for Water Supplied. TRW will charge MWI or a metropolitan district established by MWI for the support of the Future Development ("MWl's District"), for the raw water delivered at an initial water resource charge equal to $6,500.00 per SFE Tap (the "Water Resource Fee"), which calculation shall also apply for other non-residential uses. If TRW elects to treat the water and deliver potable water for the Future Development as contemplated herein, then TRW, in addition to the Water Resource Fee, shall be entitled to charge a development fee (the "Water Development Fee") calculated to amortize the capital costs to construct and provide the treatment facility and distribution system over its useful life, with a fair rate of return on that capital investment.

TRW will notify MWI of its decision to either provide or not provide water treatment services within thirty (30) days from the date of the Water Service Request from MWI. The Water Resource Fee and the Water Development Fee shall be due and payable at the time of an application for a building permit for a structure based on the number of SFE Taps to be required for that new structure within the Future Development. If TRW elects not to treat and distribute water to the Future Development, MWI will be entitled to do so with that activity not constituting a breach of this Agreement or any covenant not to compete, in which case TRW will still provide the raw water to the Future Development and shall be entitled to the Water Resource Fee (but not the Water Development Fee) in accordance with this Paragraph 3.

4.)  Wastewater Service. TRW is not offering to provide wastewater service to the Future Development and the Parties understand that MWI will be solely responsible for any wastewater facilities needed to support the Future Development. TRW agrees, without any monetary obligation to TRW, to reasonably cooperate with MWI (and MWI's Districts or property owners associations, as provided for below) in efforts to permit, establish and construct any wastewater facilities to serve the Future Development. If TRW is providing water service to the Future Development, then MWI agrees that TRW shall be entitled to the credit for the return flows, if any, from any wastewater facilities installed by MWI or its affiliates for the Future Development. Nothing in this Paragraph 4. is intended to represent or guaranty to TRW or Two Rivers any amount of return flow credits in the future, or to obligate MWI to install  any particular type of wastewater treatment facilities or equipment, all of which shall be in MWI's sole and absolute discretion.

5.)  Creation of Special District or Property Owners Association for TRW.

A.

TRW. Orlando and MWI acknowledge that TRW or Two Rivers may desire to form a Title 32 or similar special district and quasi-municipal government which can hold title to the Water Rights and administer the Water Rights and deliver the water to the Future Development in accordance with this Agreement ("TRW's District"). MWI agrees to cooperate with TRW in those efforts and MWI agrees that TRW may assign its rights under this Agreement to TRW's District, subject to the requirements in this Agreement, and TRW's District may perform the obligations of TRW under this Agreement, provided that TRW's District expressly assumes and agrees to perform TRW's obligations under this Agreement. Nothing contained herein shall obligate MWI to annex any of its Land into TRW's District.

B.

MWI. MWI may form one or more Title 32 or similar districts or other entities to hold MWI's rights under this Agreement and receive and distribute the raw water to be delivered by TRW for the Future Development ("MWI's Districts"). MWI's Districts may also construct the water treatment plant and water distribution facilities that may be needed to treat the raw water received for the Future Development if TRW does not provide for the treatment of the water for human consumptive use. MWI's Districts may also provide other infrastructure for the Future Development, as determined by MWI in MWI's sole discretion.  If MWI is not successful in forming MWI's Districts, MWI may, at its expense, form one or more property owners association ("POA's") for the Future Development which may perform the functions contemplated to be formed by MWI's Districts. TRW agrees to cooperate with MWI in those efforts and TRW agrees that MWI may assign its rights under this Agreement to one or more of MWI's Districts or POA's and they may perform MWI's obligations under this Agreement, provided that MWI's Districts or POA's, as applicable, expressly assume and agree to perform MWI's obligations under this Agreement. Nothing contained herein shall obligate TRW or Two Rivers to annex any property into MWI's Districts or POA's.

6.)  Recreational Easement. TRW acknowledges that MWI desires to use the Orlando Reservoir No. 2 as a recreational amenity and marketing tool for the Future Development and TRW agrees to accommodate such recreational use of the Orlando Reservoir No. 2 subject, however, to the following provisions. TRW and MWI will contemporaneously herewith record a Recreational Use Easement in the form of Exhibit C attached hereto and incorporated herein by this reference (the "Recreational Easement"). The Parties agree, however, to make such future modifications to the Recreational Easement as may be required to comply with any applicable laws and regulations or with generally accepted practices for management of municipal water resources in effect at the time of the efforts by TRW to convert the water rights as needed to service the Future Development. At the time MWI commences tl1e entitlement process for the development of the Future Development, the Recreational Easement shall be reviewed and modified, as and if necessary. TRW also acknowledges and consents to MWI's intent to assign the Recreational Easement in the future to MWl's Districts or POA's formed for the Future Development or to another successor to MWI which will hold the Recreational Easement for the benefit of the Future Development and owners within the Future Development. TRW agrees to administer the Water Rights consistent with the terms and limitations of the Recreational Easement as modified or amended in the future as contemplated herein.

7.)  Administration of Water Rights. From and after the Closing, TRW, in conjunction with Two Rivers, covenants and agrees to, and shall be solely responsible for the costs and efforts required to, maintain the Water Rights in good standing and for the preparation and maintenance of all documentation and record keeping necessary or helpful to that purpose.

Additionally, TRW, in conjunction with Two Rivers, will be responsible  for  and  agrees  to  prepare, pay the application fees for and prosecute any and all water rights applications and cases necessary to restore the consumptive  use of the Water Rights initially, and  later change the use of  the Water Rights in accordance with TRW's plans, investments and activities, including TRW's agreement to serve municipal water to  the  Future  Development  pursuant  to  this  Agreement.  MWI agrees, if requested by TRW, to assist and cooperate with TRW in those efforts, but MWI shall not be responsible for any costs incurred  by TRW in   those efforts.  TRW agrees to periodically, but not less often than quarter annually,  keep  MWI informed  of its planned  actions with regard  to the  Water  Rights and  provide  MWI with  the opportunity  to  review  and comment on all applications and related filings, including any pertinent engineering data and  reports,  regarding those Water Rights prior to TRW filing the applications  with  appropriate  authorities. TRW and Two Rivers agree to take all commercially reasonable actions that may be necessary to protect or preserve  the Water Rights.

8.)  TRW's Irrigation Rights. To assist  TRW  in  further  developing  and  maintaining the Water Rights, to the extent owned  by MWI, MWI agrees to allow TRW  to apply  the water to  the land historically irrigated by the  Water  Rights  with  the condition  that those  irrigation  rights and the application  of water for  beneficial  consumptive  use will not  interfere with MWI's  ability to graze or hunt on the property. Approximately 1,600 acres  of  land  are  identified  by  the applicable water decrees as having been historically  irrigated  by  the  Water  Rights,  and  the  Parties are endeavoring to more accurately identify the 1,600 acres that have  been  historically irrigated by the Water Rights and which of those 1,600 acres are owned by MWI (the "lnigable Land"). Once those acres have been identified, the Parties  will  agree  on  an  exhibit  which  identifies  those acres  which shall  constitute  the  Irrigable  Land,  and attach that exhibit as Exhibit D to this Agreement. TRW's right to irrigate the Irrigable Land shall be for a five (5) year period from the Effective Date of this Agreement, and thereafter until MWI or MWI's Affiliates gives TRW not Jess than six months notice that MWI is terminating those irrigation rights. If MWI gives a notice of termination to TRW based on MWI's anticipated need for municipal water and desire to have TRW commence the process of converting the Water Rights to municipal water rights, then TRW's rights to irrigate the Irrigable Land shall terminate six (6) months from such termination notice, unless TRW offers to provide MWI with the municipal water from some other available source of municipal water. Notwithstanding the foregoing, commencing on the date ten years from the date of this Agreement, MWI may terminate any further rights of TRW to irrigate the Irrigable Land by providing TRW not Jess than three (3) months notice of such termination.

9.)   Farming of the Irrigable  Land and  Compensation  for Application  of Water Rights.

Commencing during calendar year 2013, TRW agrees to use commercially reasonable efforts to commence farming operations on the Irrigable Land. TRW may conduct such farming without additional compensation to MWI through the end of the fifth anniversary of the Effective Date and thereafter subject to MWI's termination rights as provided for in Paragraph 8 above. From and after the Effective Date, TRW and Two Rivers agree to pay MWI $40.00 per acre foot of water per year of the water from the Water Rights utilized by TRW for farming or other operations on any land other than the Irrigable Land as measured either at the decreed point of diversion, or a measuring device approved by the Parties, at TRW's option, for those other lands.

10.) Grazing. MWI and its affiliates  currently  use the  Land  for  grazing  and  have a grazing lease in place with Tom Sikes (the "Grazing Lease"). Pursuant to the Grazing Lease,  livestock  graze  up to  the  water's edge  and drink  water  from  Orlando  No. 2 Reservoir  and from the ditches related thereto ("Grazing Activities"). TRW consents to the continued Grazing Activities by MWI and MWI's tenants, provided, however, that TRW shall be entitled to cause MWI to terminate the Grazing Lease and further Grazing activities within the Irrigable Land upon not less than twelve (12) months written notice from TRW to MWI. In such event, TRW, at its expense, shall be entitled to fence off the Irrigable Land.

11.) Assignment of Agreement. TRW may, without MWI's or Orlando's consent, assign this Agreement to TRW's District or to an entity in which TRW holds at least a fifty percent (50%) interest. In conjunction with the assignment, TRW agrees to have TRW's District assume TRW's obligations under this Agreement. At and following Closing, MWI and Orlando shall be entitled to assign their rights under this Agreement to MWI's Districts or to the POA's or to any successor or proportionately to any successors to the Future Development or to any land purchased by MWI that may be capable of utilizing the water to be delivered under this Agreement in accordance with this Agreement. Each Party shall notify the other Parties in writing in advance of or concurrently with any assignment of this Agreement to any of the foregoing entities.

12.) Mutual Cooperation. The Parties agree to work cooperatively with each other and communicate as necessary in an effort to maximize each Party's benefits and minimize each Party's costs associated with this Agreement. In that regard, TRW agrees in the future to grant to MWI or MWJ's Districts such additional access and utility easements as may be reasonably necessary or helpful to the full development of the Future Development and beneficial use and enjoyment of the Recreational Easement (as amended or modified as contemplated herein) and any other rights under this Agreement. MWI agrees in the future to grant to TRW or TRW's District such additional access and utility easements as may be reasonably necessary or helpful to the full use and enjoyment of the Orlando Reservoir No. 2 and the Water Rights in accordance with the intent of this Agreement. Additionally, TRW shall cooperate with and not oppose any land use entitlement applications submitted for the Future Development by MWI or its successors or assigns to the Land or any portion thereof. The Parties agree to support the formation of the other Party's Districts as provided for in this Agreement, and to work to resolve any issues raised by potentially overlapping Districts, mill levy caps, and other limitations so that each Party can have established the Districts anticipated by this Agreement.

13.) Default and Remedies. A Party shall be in default under this Agreement if it fails to perform any of its obligations under this Agreement as they become due or fails to comply with any covenant or restriction contained in this Agreement, and such failure has not been cured within thirty (30) days from the date of a written notice of default from the other Party, provided, however, that if the nature of the default is such that it cannot reasonably be cured within thirty(30) days, then that thirty-day period shall be extended as reasonably needed to complete the cure provided that the defaulting Party has commenced the cure within that thirty-day period and diligently prosecutes the cure to completion thereafter. If the default has not been cured within that thirty-day period, as potentially extended, then the non-defaulting Party shall be entitled to recover its damages resulting from such default. In addition to an action for damages, either Party shall be entitled to an action for specific performance of a Party's obligations or remedies under this Agreement, including the right to receive any SFE Taps derived from the Water Rights. Additionally, if the default is TRW's failure to provide the water to the Future Development as provided for herein, and if the Water Rights have not been transferred to TRW's District as provided for in this Agreement, then MWI shall be entitled to have the Property (as defined in the Purchase Agreement) re-conveyed to Orlando or MWI, at their election, in which case MWI or Orlando shall be required to refund the Purchase Price (as defined in the Purchase Agreement) to TRW. In any action to enforce this Agreement, or to collect damages on account of any breach of this Agreement, the prevailing Party shall also be entitled to collect all of its costs in such action, including costs of investigation, settlement, reasonable attorneys' fees and all additional costs of collecting any judgment rendered in such action.

14.) Notices. All statements, notices or communications which either Party may desire or be required to give to the other under this Agreement shall be in writing and will be deemed to have been given if sent by email and also delivered in one of the following means:

a.

By personal delivery to the Parties; or

b.

By registered or certified mail, mailed to a Party at the address set forth below.

Notice shall be deemed to have been received, if personally delivered, on the date of delivery; if telecommunicated, when answer back or other confirmation of receipt is received; and if sent by registered or certified mail, three days from the date of mailing. Delivery by Federal Express or other recognized courier shall be deemed personal delivery. Any Party may change its address for notice purposes by notice to the other Parties. The initial addresses of the Parties for notice purposes are as follows:

Either Party may, by notice properly delivered, change the person or address to which future notices and deliveries to that Party shall be made.

15. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the Jaws of the State of Colorado.  Any action to enforce this Agreement shall be brought in the District Courts of and for the County of Huerfano, Colorado.

16. Headings. The article and section headings in this Agreement are for convenience only, and shall not be used in its interpretation or considered part of this Agreement.

17. Saturdays, Sundays and Holidays. If any payment or delivery of any document is required pursuant to any term of this Agreement to be made on the date which falls on a Saturday, Sunday or legal holiday in the State of Colorado, such payment or delivery shall be made on the first business day following such Saturday, Sunday or legal holiday.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Term of Agreement. This Agreement shall commence on the date of its execution and this Agreement and all covenants contained herein continue in full force and effect until such time as all obligations of the Parties to each other hereunder have been fulfilled.

20. Effect of Agreement. All negotiations relative to the matters contemplated by this Agreement are merged herein and there are no other understandings or agreements relating to the matters and things herein set forth other than those incorporated or referenced in this Agreement. This instrument and the related documents set forth the entire agreement between the Parties. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the Party to be charged with such amendment, revocation or waiver. Subject to the provisions of Paragraphs 5 and 7, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective personal representatives, heirs, successors and assigns.

21. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in consideration of the transactions contemplated hereby shall survive the Closing under the Purchase Agreement.

22 .Joint and Several Liability. If there are more than one entity or person which or who are a Party under this Agreement, the obligations imposed upon the Party under this Agreement shall be joint and several.

23. Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future laws, then it is the intention of the Parties that the remainder of this Agreement shall not be affected, and that in lieu of any such clause or provision there be added as a part hereof a substitute clause or provision as similar in terms and effect to such illegal, invalid or unenforceable clause or provision as maybe possible.

24. Timing. Time is of the essence of this Agreement.

25. Future Assurances.   From and after the execution of this Agreement, the Parties agree to execute and deliver such other documents and agreements  as  may  be  requested  by  a Party to more fully implement  the intent of the Parties as set forth    in this Agreement.

26. Authorship. This Agreement has been developed through efforts of both Parties and their respective attorneys and shall not be interpreted for or against any Party on the basis of authorship or origin of any provision hereof.

27. The Parties agree to prepare and record in the real property records for Huerfano County, Colorado, a short form Memorandum of this Agreement.

Wherefore, the Parties have executed this Agreement to be effective as of the Effective Date set forth in the opening paragraph of this Agreement.

[SIGNATURE PAGE FOLLOWS]

THE ORLANDO RESERVOIR NO. 2, COMPANY, LLC, a Colorado limited liability company

MARKSHEFFEL-WOODMEN INVESTMENTS, LLC, a Colorado limited Manager

TWO RIVERS WATER COMPANY
a Colorado corporation (TURV)

TRW ORLANDO WATER ASSETS, LLC
a Colorado limited liability company

By: TWO RIVERS WATER, LLC
a Colorado limited liability company Its sole member